                                                                    EXHIBIT 99.3

                          UNAUDITED PRO FORMA CONDENSED

                          COMBINED FINANCIAL STATEMENTS

The following pro forma unaudited consolidated balance sheet and income statement at December 31, 2004 and explanatory notes present how the combined financial statements of Benjamin Franklin Bancorp and Chart Bank may have appeared had the businesses actually been combined, and had the Benjamin Franklin Bancorp stock offering been consummated, at the beginning of the period presented. The pro forma unaudited condensed financial statements give effect to the stock conversion and the acquisition using purchase accounting as required by accounting principles generally accepted in the United States.

The pro forma unaudited condensed financial information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the conversion and the acquisition been consummated on December 31, 2004 or at the beginning of the period presented, and is not indicative of future results.

                 BENJAMIN FRANKLIN BANCORP, INC. AND CHART BANK

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                   (UNAUDITED)

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Benjamin Franklin Bancorp and Chart Bank, assuming the companies had been combined on December 31, 2004, on a purchase accounting basis:

                                         BENJAMIN       PRO FORMA       BENJAMIN                    PRO FORMA
                                         FRANKLIN      CONVERSION       FRANKLIN                     MERGER
                                          BANCORP        ADJUST-       BANCORP AS    CHART BANK      ADJUST-        PRO FORMA
                                        HISTORICAL      MENTS (1)       CONVERTED    HISTORICAL     MENTS (2)     CONSOLIDATED
                                      ------------- ---------------- -------------- ----------- ---------------- --------------
                                                                       (DOLLARS IN THOUSANDS)
ASSETS
Cash and cash equivalents             $     14,204  $    46,350  (3) $      60,554  $    39,358 $   (26,931)(11) $      72,981
Securities available for sale, at                                                -                                           -
  fair market value                         86,070                          86,070        3,510                         89,580
Securities held to maturity, at                                                  -                                           -
  amortized cost                               217                             217       32,607        (607)(12)        32,217
Loans, net                                 383,373                         383,373      176,511        (987)(13)       558,897
Restricted equity securities, at cost        6,975                           6,975        1,680                          8,655
Premises and equipment, net                 11,147                          11,147        2,123         569 (14)        13,839
Goodwill                                     4,248                          4,248                                        4,248
Core deposit intangible and other                                                -                   29,235 (15)        29,235
  intangibles                                  697                             697                    5,488 (16)         6,185
Other assets                                10,462        1,360  (4)        11,822        2,682        (121)(17)        14,383
                                      ------------  -----------      -------------  ----------- -----------      -------------
       Total assets                   $    517,393  $    47,710      $     565,103  $   258,471 $     6,646      $     830,220
                                      ============  ===========      =============  =========== ===========      =============

LIABILITIES

Deposits                              $    396,499                   $     396,499  $   208,683 $       473 (18) $     605,655
FHLB advances and other borrowings          76,250               (5)        76,250       31,000        (101)(19)       107,149
Other liabilities                            4,316                           4,316        1,023                          5,339
Subordinated debt                            9,000                           9,000            -                          9,000
                                      ------------                   -------------  -----------                  -------------
       Total liabilities                   486,065            -            486,065      240,706         372            727,143
                                      ------------  -----------      -------------  ----------- -----------      -------------

STOCKHOLDERS' EQUITY

Common stock                                                     (6)             -        1,420      (1,420)(20)             -
Additional paid-in capital                               57,692  (7)        57,692       11,575      13,540 (21)        82,807
Retained earnings                           32,997       (2,640) (8)        30,357        4,724      (5,800)(22)        29,281
Employee stock ownership plan                                                    -                                           -
  shares                                                 (4,880) (9)        (4,880)                                     (4,880)
Restricted shares under stock-based                                              -                                           -
  incentive plan                                         (2,462)(10)        (2,462)                                     (2,462)
Accumulated other comprehensive                                                  -                                           -
  (loss) income                             (1,669)                         (1,669)          46         (46)(23)        (1,669)
                                      ------------                   -------------  ----------- -----------      -------------
       Total stockholders' equity           31,328       47,710             79,038       17,765       6,274            103,077
                                      ------------  -----------      -------------  ----------- -----------      -------------

       Total liabilities and
       stockholders' equity           $    517,393  $    47,710      $     565,103  $   258,471 $     6,646      $     830,220
                                      ============  ===========      =============  =========== ===========      =============

                 BENJAMIN FRANKLIN BANCORP, INC. AND CHART BANK

                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                                   (UNAUDITED)

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Benjamin Franklin Bancorp and Chart Bank assuming the companies had been combined on January 1, 2004, on a purchase accounting basis:

                                      BENJAMIN                      BENJAMIN                    PRO FORMA
                                      FRANKLIN     PRO FORMA        FRANKLIN                      MERGER
                                       BANCORP    CONVERSION       BANCORP AS   CHART BANK      ADJUSTMENTS   PRO FORMA
                                     HISTORICAL ADJUSTMENTS (24)   CONVERTED  HISTORICAL (26)      (27)      CONSOLIDATED
                                     ---------- ---------------- ------------ --------------- -------------- ------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income                      $  20,795                   $     20,795 $     10,984    $     890 (28) $     32,669
Interest expense                         7,032                          7,032        3,772          322 (29)       11,126
                                     ---------                   ------------ ------------    ---------      ------------
Net interest income before
  provision for loan losses             13,763             -           13,763        7,212          568            21,543
Provision for loan losses                  620                            620          120                            740
                                     ---------                   ------------ ------------                   ------------
Net interest income after
  provision for loan losses             13,143             -           13,143        7,092          568            20,803
Non-interest income                      2,124                          2,124        2,629                          4,753
Non-interest expense                    12,686           164(25)       12,850        7,782        1,665 (30)       22,297
                                     ---------   -----------     ------------ ------------    ---------      ------------
Income before provision for
  income taxes                           2,581          (164)           2,417        1,939       (1,097)            3,259
Provision (benefit) for income taxes       892           (59)             833          955         (395)(31)        1,393
                                     ---------   -----------     ------------ ------------    ---------      ------------
Net income                           $   1,689   $      (105)    $      1,584 $        984    $    (702)     $      1,866
                                     =========   ===========     ============ ============    =========      ============

PER COMMON SHARE INFORMATION:
Earnings per share - basic              N/A                      $       0.20 $       0.69                   $       0.23
Earnings per share - diluted            N/A                              0.20       N/A                              0.23
Dividends paid                          N/A                                 -          597                              -

AVERAGE COMMON SHARES ISSUED
  AND OUTSTANDING                       N/A                         8,018,674    1,420,000                      8,018,674
AVERAGE DILUTED COMMON SHARES
  ISSUED AND OUTSTANDING                N/A                         8,018,674       N/A                         8,018,674

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      BASIS OF PRO FORMA PRESENTATION

      The unaudited pro forma condensed combined financial information related to the merger is presented as of and for the year ended December 31, 2004. The pro forma adjustments included herein reflect the $46.6 million purchase price paid for the 1.4 million shares of Chart Bank common stock outstanding at April 4, 2005. The total merger consideration consisted of approximately $21.5 million in cash and 2.5 million shares of Benjamin Franklin Bancorp common stock. The pro forma adjustments also include the conversion of Benjamin Franklin Bancorp, a Massachusetts-chartered mutual holding company, to a Massachusetts-chartered business corporation and stock holding company and simultaneous stock offering of 5,577,419 shares of common stock at $10.00 per share to eligible account holders. An additional 400,000 shares were issued and contributed to the Benjamin Franklin Bank Charitable Foundation as part of the conversion.

      The merger has been accounted for using the purchase method of accounting; and accordingly, Benjamin Franklin's cost to acquire Chart Bank has been allocated to the assets and liabilities at their respective fair values as of the date the merger was completed.

      The unaudited pro forma condensed combined financial information includes estimated adjustments to record the assets and liabilities of Chart Bank at their respective fair values and represents management's estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Chart Bank's tangible and identifiable intangible assets and liabilities as of the completion date. Accordingly, the final purchase accounting adjustments and integration charges may be materially different from the pro forma adjustments presented in this document. Increases or decreases in the fair value of the assets and liabilities of Chart Bank as compared to the information shown in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

      The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

      PRO FORMA ADJUSTMENTS

      The unaudited pro forma condensed combined financial information for the merger includes the pro forma balance sheet as of December 31, 2004 assuming the merger was completed on December 31, 2004. The pro forma statement of income for the year ended December 31, 2004 was prepared assuming the merger was completed on January 1, 2004. The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

      (1) Shows the effect of the mutual-to-stock conversion of Benjamin Franklin Bancorp, with gross proceeds of $55.8 million, offering expenses of $2.1 million, a contribution to the Benjamin Franklin Bank Charitable Foundation of $4.0 million of common stock, the establishment of an employee stock ownership plan that is in the process of acquiring, in the open market, 478,194 shares representing 8% of the shares issued in the conversion (including shares contributed to the Benjamin Franklin Bank Charitable Foundation), and the stock-based incentive plan that is expected to acquire 4.0% of the number of shares issued in the offering including the shares issued to the Benjamin Franklin Bank Charitable Foundation (239,097 shares). It is assumed that Benjamin Franklin Bancorp will purchase shares in the open market, for grant as restricted stock under the stock-based incentive plan, after receiving stockholder approval to adopt the plan. Future open market purchases by the employee stock ownership plan and stock-based incentive plan are assumed at $10.30 per share, the closing bid price of the stock on June 14, 2005. As of June 14, 2005, the employee stock ownership plan has purchased 300,000 shares at an average cost of $10.15 per share. The reduction in retained earnings reflects the one-time expense of funding the Benjamin Franklin Bank Charitable Foundation net of a deferred tax asset.

      (2) Reflects the purchase accounting and acquisition adjustments related to the acquisition of Chart Bank for a price of $30.75 per share in cash and newly issued common stock.

      (3)   Calculate as follows:

                                                                                                      (Dollars in thousands)
Gross conversion proceeds.......................................................................             $   55,774
Offering expenses...............................................................................                 (2,082)
ESOP adjustment.................................................................................                 (4,880)
Stock-based incentive plan (restricted stock grants) adjustment.................................                 (2,462)
                                                                                                             ----------
       Pro forma cash adjustment................................................................             $   46,350
                                                                                                             ==========

      (4) Deferred tax asset resulting from the expense of funding the Benjamin Franklin Bank Charitable Foundation with a contribution of 400,000 shares of common stock at $10 per share, based on marginal tax rate of 34.0%.

      (5) The employee stock ownership plan is being funded with a loan from Benjamin Franklin Bancorp, thus no borrowing liability is recorded on the consolidated balance sheet of Benjamin Franklin Bancorp.

      (6)   No par value common stock.

      (7)   Calculate as follows:

                                                                                                       (Dollars in thousands)
Net proceeds of offering.........................................................................            $   53,692
Common stock issued to Foundation................................................................                 4,000
                                                                                                             ----------
       Pro forma adjustment......................................................................            $   57,692
                                                                                                             ==========

      (8) After-tax impact to retained earnings from the $4.0 million expense for funding the Benjamin Franklin Bank Charitable Foundation based on a marginal tax rate of 34.0%.

      (9) Contra-equity account established to reflect the unallocated shares in the employee stock ownership plan, which is in the process of acquiring, in the open market, 478,194 shares, representing 8.0% of the shares issued in the offering (including shares contributed to the Benjamin Franklin Bank Charitable Foundation). As of June 14, 2005, 300,000 shares had been purchased at an average price of $10.15 per share. It is assumed that the remaining 178,194 shares to be purchased will be acquired at a cost of $10.30, the closing bid price of the stock on June 14, 2005.

      (10) Contra-equity account established to reflect the unvested shares of restricted stock under the stock-based incentive plan equal to 4.0% of shares issued in the offering, including shares contributed to the Foundation (239,097 shares). The cost of the unvested shares is assumed to be $10.30 per share, the closing bid price of the stock on June 14, 2005.

      (11) Includes the cash portion of the merger consideration paid to Chart Bank, non-tax deductible transaction costs incurred, tax deductible one time transaction expenses, and one time expenses that will be incurred by Benjamin Franklin Bancorp to consolidate Chart Bank, net of cash received from return of the Chart Bank Cooperative Central Bank deposit.

                                                                                                       (Dollars in thousands)
Cash portion of merger consideration, net of tax effect of purchasing options.................               $   21,535
Non-tax deductible transaction costs..........................................................                      830
Tax deductible transaction expenses...........................................................                    3,278
One time expenses incurred to consolidate Chart Bank .........                                                    1,824
Return of Chart Bank Cooperative Central Bank Deposit.........................................                     (536)
                                                                                                             ----------
Total cash adjustment.........................................................................               $   26,931
                                                                                                             ==========

      (12) Reflects the difference between market values and net book values of securities held to maturity acquired in the acquisition.

      (13) Yield adjustment to reflect the difference between portfolio yields and market rates as of April 4, 2005 for loans acquired in the acquisition. Yield adjustments were calculated using present value analysis as follows: (a) the acquired loan portfolio was segregated into pools of similar loans; (b) cash flow projections were prepared for each loan pool based interest rates, balances, remaining terms to maturity, and estimated prepayment speeds for each pool; (c) cash flows were discounted to present value using risk adjusted discount rates for comparable loans; and (d) the resulting difference between the present value of future cash flows for each pool and the corresponding principal balance was the yield adjustment. Yield adjustments on acquired loans are amortized into interest income using the interest method over the estimated lives of the acquired loans.

      (14) Reflects the difference between market values and net book values of fixed assets acquired in the acquisition.

      (15) Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as:

                                                                                                      (Dollars in thousands,
                                                                                                      except per share data)
Purchase price per share ......................................................................              $    30.75
Number of shares acquired......................................................................               1,485,000
Number of options acquired.....................................................................                  72,000
Average exercise price of options..............................................................                 $ 10.00

Cost of purchasing shares......................................................................              $   45,664
Cost of purchasing options.....................................................................                   1,494
Tax effect of purchasing options...............................................................                    (508)
                                                                                                             ----------
Purchase price (net of tax effect of purchasing options).......................................                  46,650
Less: acquired stockholders' equity............................................................                 (17,765)
Plus: estimated non-tax deductible transaction costs...........................................                     830
Plus: taxable purchase accounting adjustments
     Estimated tax deductible transaction expenses (pre-tax)...................................                   3,278
     Yield adjustment for acquired CDs.........................................................                     473
     Yield adjustment for acquired borrowings..................................................                    (101)
     Yield adjustment for acquired loans.......................................................                     987
     Yield adjustment for acquired investment securities ..................                                         607
     Core deposit intangible...................................................................                  (5,488)
     Market value adjustment for fixed assets..................................................                    (569)
     Tax effect at 41.0% marginal tax rate.....................................................                     333
                                                                                                             ----------
Goodwill.......................................................................................              $   29,235
                                                                                                             ----------

      (16) Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired Chart Bank deposit base, calculated as the present value benefit of funding operations with the acquired deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis using the double declining balance method over 15 years.

      (17)  Calculate as follows:

                                                                                                       (Dollars in thousands)
Deferred tax entry for taxable transaction costs (footnote 15)                                               $     (333)
Deferred tax entry for one time merger charges (footnote 22)................................                        748
Return of Chart Bank Cooperative Central Bank deposit.......................................                       (536)
                                                                                                             ----------
Pro forma adjustment........................................................................                 $     (121)
                                                                                                             ==========

      (18) Yield adjustment to reflect the difference between portfolio yields and market rates as of April 4, 2005 for time deposits acquired in the acquisition. Yield adjustment is calculated as the difference between the current portfolio balances for time deposits and the present value of projected cash flows related to the time deposits discounted using current market rates. Current market rates were based on average rates paid by institutions competing in the regional market area based on rate surveys on or around April 4, 2005. The yield adjustment for time deposits will be accreted into income using the interest method over the lives of the acquired time deposits based on their monthly maturities (4.5 years).

      (19) Yield adjustment to reflect the difference between portfolio yields and market rates as of April 4, 2005 for borrowings acquired in the acquisition. Yield adjustment is calculated as the difference between the current portfolio balance for borrowings and the present value of projected cash flows related to the borrowings discounted using current market rates. Current market rates were based on rates offered by the Federal Home Loan Bank of Boston as of April 4, 2005. The yield adjustment for borrowings will be amortized into expense using the interest method over the lives of the acquired borrowings based on their monthly maturities (3 years).

      (20) Eliminate Chart Bank common stock par value. Newly issued shares of Benjamin Franklin Bancorp have no par value.

      (21)  Calculate as follows:

                                                                                                       (Dollars in thousands)
Eliminate existing Chart Bank paid-in capital............................................                    $  (11,575)
Common stock (paid-in capital) issued in acquisition.....................................                        25,115
                                                                                                             ----------
Adjustment to paid-in capital............................................................                    $   13,540
                                                                                                             ==========

      (22)  Eliminate Chart Bank retained earnings:

                                                                                                       (Dollars in thousands)
Eliminate existing Chart Bank retained earnings...........................................                   $   (4,724)
One-time merger charges incurred:
    Restructure FHLB advances and marketing program.......................................                       (1,824)
    Tax effect at marginal rate of 41.0%..................................................                          748
                                                                                                             ----------
Adjustment to retained earnings...........................................................                   $   (5,800)
                                                                                                             ----------

      (23) Calculate to eliminate the capital account entries of Chart Bank pursuant to purchase accounting.

      (24) Shows the effect of the mutual-to-stock conversion of Benjamin Franklin Bancorp, with gross proceeds of $55.8 million, offering expenses of $2.1 million, a contribution to the Benjamin Franklin Bank Charitable Foundation of $4.0 million of common stock, and establishment of an employee stock ownership plan that is in the process of acquiring, in the open market, 8.0% of the number of shares issued in the offering including the shares issued to the Benjamin Franklin Bank Charitable Foundation (478,194 shares in total). As of June 14, 2005, 300,000 shares had been purchased at an average price of $10.15 per share. It is assumed that the remaining 178,194 shares to be purchased will be acquired at a cost of $10.30, the closing bid price of the stock on June 14, 2005. The loan taken down by the employee stock ownership plan will be amortized over 30 years on a straight-line basis. The employee stock ownership plan expense shown reflects the estimated amortization expense on a pretax basis for the period shown. Benjamin Franklin Bancorp also intends to adopt a stock-based incentive plan that will award shares of restricted stock in the amount of 4.0% of the number of shares issued in the offering, including the shares issued to the Benjamin Franklin Bank Charitable Foundation (a total of 239,097 shares). The shares expected to be granted under the stock-based incentive plan as restricted stock are assumed to be purchased in the open market after receiving stockholder approval for the plan. Open market purchases for the stock-based incentive plan are assumed at $10.30 per share, the closing bid price of the stock on June 14, 2005. Also under the stock-based incentive plan, Benjamin Franklin Bancorp intends to grant options to purchase 10.0% of the number of shares issued in the offering, including shares issued to the Benjamin Franklin Bank Charitable Foundation. Adjustments to record estimated stock-based incentive plan expenses, including expenses of the restricted stock awards and option grants, and interest income to be earned on net proceeds of the offering, will be recorded as incurred. Since these estimates are non-recurring, they are not reflected in the calculations of pro forma income. Further, no expenses are included for the shares issued to the Benjamin Franklin Bank Charitable Foundation or other merger-related charges, all of which are one-time expenses. Employee stock ownership plan shares are assumed to be released at $10.30 per share, the closing bid price of the stock as of June 14, 2005. Taxes are calculated on an assumed marginal rate of 36.0%.

      (25) The expense of the employee stock ownership plan represents the number of shares to be released to participants (15,940 shares per year) times the average price of the stock for the year (assumed to be $10.30 per share).

      (26) Chart Bank operating results for the year ended December 31, 2004 include $637,000 of merger-related expenses.

      (27) Reflects the purchase accounting and acquisition adjustments related to the acquisition of Chart Bank for a price of $30.75 per share in cash and newly issued common stock.

      (28) Adjustment to interest income is the accretion of the discounts on the Chart Bank loans and investment securities resulting from purchase accounting. Accretion of the loan discount in the first year is estimated to amount to $513,000. Accretion of the discount on investment securities is estimated at $377,000 in the first year following the acquisition. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to stockholders of Chart Bank and the expense of the acquisition will be recorded as incurred. Since these estimates are non-recurring, they are not reflected in the pro forma income statement

      (29)  Adjustment to interest expense is calculated as follows:

                                                                                                           (Dollars in thousands)
Accretion of deposit premium from purchase accounting................................................                  $ 369
Amortization of borrowings discount from purchase accounting.........................................                    (47)
                                                                                                                       -----
Adjustment to interest income........................................................................                  $ 322
                                                                                                                       -----

      (30)  Adjustment to non-interest expense is calculated as follows:

Amortization of new core deposit intangible..........................................................               $(1,656)
Depreciation adjustment for market value of fixed assets.............................................                    (9)
                                                                                                                    --------
Adjustment to non-interest expense...................................................................               $(1,665)
                                                                                                                    --------

      (31)  Marginal tax rate of 36.0%.